Exhibit 10.1


                          DEFERRED CASH AWARD AGREEMENT
                          -----------------------------

                  DST SYSTEMS, INC. 2005 EQUITY INCENTIVE PLAN
                          -----------------------------

     THIS  AGREEMENT,  is made and entered into this     day of          ,  2006
                                                     ---        ---------
(the  "Grant  Date"),  by  and  between  DST  SYSTEMS,   INC.   ("Company")  and
                      ("Employee").
---------------------

     The parties agree as follows:

1.   Award.

     a. Grant. Pursuant to Company's 2005 Equity Incentive Plan, as amended and interpreted from time to time ("Plan"), and to the annual incentive award program adopted thereunder ("Program"), Employee is hereby granted an award of "Deferred Cash" (as defined in Paragraph 1(c) hereof) and the other rights set forth in this Agreement ("Award").

     b. Administration. The Award is administered by the Compensation Committee of the Company's Board of Directors or other committee designated by the Board (the "Committee") or Company officer to which the Committee delegates authority as provided in the Plan. The Committee or its delegate may take any action the Committee or delegate deems necessary or appropriate to administer this Agreement and the Award in accordance and consistent with Internal Revenue Code ("Code") Section 409A and regulations and guidance issued thereunder.

     c.   Deferred   Cash   Amount.   The  amount  of                    Dollars
                                                        --------------
($           ),  which is the  deferred  element of the annual  incentive  award
  -----------
earned under the Program for the 2005 performance period and is to be adjusted pursuant to the terms of this Agreement, shall be referred to as the "Deferred Cash".

2. Restrictions. During the "Initial Deferral Period" described in Paragraph 3(a) hereof and through any "Extended Deferral Date" (as defined in Paragraph 3(h) hereof), the Award shall not be transferable (by sale, assignment, disposition, gift, exchange, pledge, hypothecation, or otherwise) other than as provided in Paragraph 3(f) upon Employee's death. Any attempted disposition of the Award, and the levy of any execution, attachment or similar process upon the Award prior to payment of Deferred Cash, shall be null and void and without effect.

3.   Deferral, Payment and Forfeiture.

     a. Deferral Period. The "Initial Deferral Period" shall be from the Grant Date to the earlier of December 1, 2008 (the "Vesting Date") or the date (i) of Employee's death, (ii) of Employee's "Disability" (as that term is defined in Code Section 409A(a)(2)(C)), (iii) of Employee's separation from service with Company as determined under Code Section 409A(a)(2)(A)(i) ("409A Separation") on or after age 59 1/2 ("Retirement"), (iv) Employee reaches age 59 1/2 if such date is on or subsequent to the date of a "Reduction in Force" (as defined in

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Paragraph  3(h)  hereof);  or (v) either of the two  termination  of  employment circumstances set forth in Paragraph 3(d)(ii) hereof occurs subsequent to a "Change in Control" (as defined in Paragraph 7 hereof). Each of the events set forth in clauses (i) through (v) above is an "Early Vesting Event".

     b. Payment. Subject to the forfeiture provisions in this Paragraph 3, payment of Deferred Cash shall be made as of the last day of the "Deferral
Period" or as soon as administratively practical thereafter. The "Deferral Period" is the Initial Deferral Period unless Employee has timely elected an "Extended Deferral Date" (as defined in Paragraph 3(h)), in which case the Deferral Period is from the Grant Date to the Extended Deferral Date. Notwithstanding the foregoing, payment shall be delayed as required under Code
Section 409A(a)(2)(B)(i) and made on the six month anniversary of the last day of the Deferral Period or as soon as administratively practical thereafter if the Company's Chief Financial Officer ("CFO") determines that Employee is a "specified employee" as defined in Code Section 409A.

     c. Forfeiture. Subject to certain exceptions which are set forth in Paragraph 3(d), the Deferred Cash and rights to the Award shall be immediately forfeited to Company without payment by Company of any consideration to Employee if, during the Initial Deferral Period, Employee for any other reason other than an Early Vesting Event is not continuously employed (as described in Paragraph 3(g) hereof). Notwithstanding any other provision of this Agreement, termination for "Cause" (as defined in Paragraph 3(h) hereof) or violation of Paragraph 5 hereof will cause forfeiture of the Deferred Cash and rights to the Award, and Employee acknowledges and agrees that such forfeiture can occur prior or subsequent to any Deferral Period and to payment of the Deferred Cash.

     d. Exceptions to Forfeiture. Notwithstanding the forfeiture provisions of Paragraph 3(c), this Paragraph 3(d) shall apply in the event of a "Business Unit Divestiture" (as defined in Paragraph 3(h) hereof), a Change in Control or a Reduction in Force.

          i. Business Unit Divestiture. The occurrence of a Business Unit Divestiture shall not cause vesting or forfeiture of the Award. In the event of a Business Unit Divestiture, the Award, if not earlier forfeited, shall vest on the Vesting Date, which shall trigger payment under Paragraph 3(b). Notwithstanding the foregoing, (a) Employee's death or Disability prior to the Vesting Date shall trigger payment under Paragraph 3(b), and
     (b) the Award shall be forfeited  and no vesting or payment  shall occur if
     (i) Employee is terminated for Cause by the "Acquiring Entity" (as defined in Paragraph 3(h) hereof) prior to the Vesting Date or (ii) prior to reaching age 59 1/2, Employee voluntarily terminates employment with the Acquiring Entity such that Employee is no longer continuously employed by the Acquiring Entity as provided in Paragraph 3(g). If, prior to the Vesting Date, there is a "Termination Without Cause" (as defined in Paragraph 3(h) hereof) of Employee's employment with Acquiring Entity, the Award shall not be forfeited and shall vest on the Vesting Date, triggering payment under Paragraph 3(b). Employee shall promptly notify Company's Award Plan Administrator subsequent to a Business Unit Divestiture if, prior to the Vesting Date, Employee's employment with Acquiring Entity is terminated for any reason, and, until payment is made or forfeiture occurs, Employee shall keep the Award Plan Administrator apprised of Employee's residence address.

          ii. Change in Control. The occurrence of a Change in Control during the Initial Deferral Period shall not cause vesting or forfeiture of the Award. Employee's

     "Termination Without Cause" or "Resignation for Good Reason" (each as defined in Paragraph 3(h) hereof) subsequent to the Change in Control and prior to the Vesting Date shall not cause forfeiture of the Award and shall be deemed an Early Vesting Event causing the Award to vest and triggering payment under Paragraph 3(b).

          iii. Reduction in Force. The occurrence of a Reduction in Force shall not cause vesting or forfeiture of the Award. In the event of Reduction in Force, the Award shall vest on the Vesting Date, which shall trigger payment under Paragraph 3(b); provided, however, that if, prior to the Vesting Date, Employee's death or Disability occurs or Employee reaches age 59 1/2, vesting shall occur and payment of the Deferred Cash shall be made under Paragraph 3(b). Until payment is made, Employee shall keep the Award Plan Administrator apprised of Employee's residence address.

     e. Deferred Cash Adjustment. The amount of Deferred Cash shall be adjusted from time to time on or prior to the end of the Deferral Period as determined by the CFO to account for increases or decreases in the value of hypothetical investment of the Deferred Cash elected by Employee under the investment election procedures determined by the CFO.

     f. Payments to Third Party. Upon death of Employee followed by a valid written request for payment, the Deferred Cash shall be paid to Employee's beneficiary named in a written beneficiary designation filed with the Company's Corporate Secretary or, if there is no such designated beneficiary, to Employee's executor or administrator or other personal representative acceptable to the Corporate Secretary. Any request to pay any person or persons other than Employee shall be accompanied by such documentation as Company may reasonably require, including without limitation, evidence satisfactory to Company of the authority of such person or persons to receive the payment.

     g. Continuity of Employment. For purposes of this Agreement, employment includes employment by:

          i.  Company  (or,  for  purposes of  Paragraph  3(d)(i) the  Acquiring
     Entity);

          ii. any corporation in an unbroken chain of corporations beginning with Company (or Acquiring Entity if applicable) or in an unbroken chain of corporations ending with Company (or Acquiring Entity if applicable) if, on the Grant Date (or in the case of an Acquiring Entity on the date of the Business Unit Divestiture), each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or any entity in which Company (or Acquiring Entity if applicable) has a direct or indirect equity interest of at least fifty percent (50%) ("Subsidiary");

          iii. any individual or entity that directly or through one or more intermediaries controls or is controlled by or under common control with Company (or Acquiring Entity if applicable) ("Affiliate"); or

          iv. any entity in which Company directly or indirectly owns stock possessing such minimum percentage of the total combined voting power of all classes of stock or owns


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     such minimum percentage of the capital interests or profit interests as the
     Committee from time to time determines for purposes of this Paragraph 3(g) (also an "Affiliate").

     Employee is not deemed to have terminated employment by, and the Award shall not be forfeited solely as a result of, any change in Employee's duties or position or Employee's temporary leave of absence approved by Company (or Acquiring Entity if applicable). To be continuously employed for purposes of this Agreement, Employee must be regularly and continuously employed by Company (or Acquiring Entity if applicable) for more than twenty (20) hours per week and more than five (5) months per year.

     h. Paragraph 3 Definitions. For purposes of Paragraph 3, the following terms have the meanings set forth below:

          i. A "Business Unit Divestiture" is the consummation during the Initial Deferral Period of a merger, reorganization, consolidation, or sale of assets, or stock or other transaction that the Committee determines is a business unit divestiture event, that involves a Subsidiary (as defined in Paragraph 3(g)), joint venture, division or other business unit and results in a group of employees of such business unit being employed by the acquiring company ("Acquiring Entity") and, under Paragraph 3(g) hereof, no longer being employed by Company.

          ii. The "Extended Deferral Date" is (a) if applicable, each date subsequent to Retirement that Employee shall receive the payment of Deferred Cash in an installment under a timely Retirement installment election made pursuant to the terms, conditions and procedures adopted by the CFO; or (b) if Retirement installments are inapplicable, the earlier of
     (i) the extended deferral date timely elected and fixed by Employee pursuant to the terms, conditions, and procedures adopted by the CFO, or
     (ii) the date of death, Disability, or a 409A Separation subsequent to the Initial Deferral Period. Employee acknowledges and agrees that the Deferral Period may terminate, and deferred amounts may be paid, in the event of a 409A Separation even if Employee remains employed by Company under Paragraph 3(g). For instance, the Deferral Period may end, any right to installments subsequent to Retirement may terminate, and payment may be made under Paragraph 3(b) in the event of a Business Unit Divestiture, Reduction in Force, or Employee's transfer to an entity owned less than 50% owned by Company.

          iii. A "Reduction in Force" means a 409A Separation with Company during the Initial Deferral Period in which the Company terminates the employment of at least ten (10) employees in connection with a single plan of employment reduction.

          iv. A "Resignation for Good Reason" means Employee's resignation subsequent to a Change in Control on not less than thirty (30) days written notice to the Company Secretary, effective at the end of such notice period, and for any of the following reasons occurring without Employee's consent:

               (a) a change in the character of Employee's assigned duties or a reduction in the level of Employee's work or responsibility;

               (b) a reduction in base salary or incentive bonus as in effect immediately prior to the Change in Control or in effect as a result of an increase subsequent to the Change in Control;

               (c) a failure by Company or its successor either to continue in effect any benefit plans made generally available to Company executives at Employee's geographic location prior to the Change in Control or to provide other plans under which compensation and benefits are available in which Employee continues to participate on a basis at least equivalent to his participation in the Company plans immediately prior to the Change in Control;

               (d) a failure by Company to timely make to Employee payment of any unfunded amounts due under any Company benefit plan as a result of the Change in Control;

               (e) the relocation of the principle office at which Employee worked immediately prior to the Change in Control to a location outside of the metropolitan area where such office was located but only if relocation requires Employee to be based anywhere other than such metropolitan area (except for required travel on Company business to an extent substantially consistent with Employee's obligations immediately prior to the Change in Control); or

               (f) any breach of an employment agreement between Company or its successor and Employee.

          v. Termination Without Cause and for Cause. A "Termination Without Cause" means a termination of Employee's employment under Paragraph 3(g) that is not for Cause. Termination of employment for "Cause" includes termination for any act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, criminal activity, fraud or embezzlement, any unauthorized disclosure or use of material confidential information or trade secrets, or violation of any non-compete or non-disclosure agreement to which Employee is subject.

4. Taxes. Employee understands and agrees that Company may withhold from payroll or other amounts Company owes or will owe Employee any applicable withholding, payroll and other required tax amounts due on the Vesting Date, the date of payment of Deferred Cash or any other applicable date. Employee agrees to pay Company any such amounts within the deadline imposed by Company if withholding is not effected by the Company for any reason. Employee understands and agrees that certain tax withholding amounts may be due prior to payment of the Deferred Cash. For instance, withholding amounts may be due upon (i) vesting even though payment of Deferred Cash is delayed because an Extended Deferral Date has been elected, (ii) the Grant Date if Employee is at least age 59 1/2 on such date, (ii) Employee reaching age 59 1/2 during a Deferral Period, or (iii) a Reduction in Force. Employee acknowledges and agrees that Company may deduct amounts due hereunder from payroll or other amounts Company owes or will owe Employee.

5. Violation of Non-compete, Nonuse and Nondisclosure Provisions. Employee acknowledges that Employee's agreement to this Paragraph 5 is a key consideration for the grant of the Award. Employee hereby agrees with the Company as follows:

     a. Non-Compete. During the period that Employee is employed by "Employer" (as defined in Paragraph 5(h)), and thereafter during or any period for which Employee is receiving, by agreement of Employee and Employer, any separation payment(s) (whether made in lump sum or installments) or in which a Deferred Cash vesting period continues to apply, Employee agrees that, without consent of Employer, Employee will not engage directly or indirectly within any country where Employee was employed by Employer, in any manner or capacity, as advisor, consultant, principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is competitive with any business conducted by the Company, a Subsidiary (as defined in Paragraph 3(g)) or Affiliate (as defined in Paragraph 5(h)); provided, however, that the Committee may determine as provided in Paragraph 6 hereof that such obligation shall not apply to any period after termination of employment if such termination was on the date of a Change in Control or within eighteen (18) months subsequent to such date.

     b.  Non-Solicitation.  Employee further agrees that during the twelve month
(12) period subsequent to termination of employment with Employer, and thereafter in any period in which a Deferred Cash vesting period continues to apply, Employee will not solicit any employee of Company, a Subsidiary or Affiliate to leave such employment to become employed by a competitor of Company, a Subsidiary or Affiliate or solicit or contact any person, business or entity which was a customer of Company, a Subsidiary or Affiliate at the time of such termination of employment, or any prospective customers of Company, a Subsidiary or Affiliate to which Company, a Subsidiary or Affiliate has made a proposal to do business within the twelve month (12) period prior to the date of termination of employment, for purposes of selling goods or services of the type sold or rendered by Company, a Subsidiary or Affiliate at the time of termination of employment.

     c. Ownership of Confidential Information, Inventions and Works. All "Confidential Information", "Inventions" and "Works" (each as defined in Paragraph 5(h)) and documents and other materials containing Confidential Information, Inventions and Works are the exclusive property of Employer. Employee shall make full and prompt disclosure to Employer of all Inventions. Employee assigns and agrees to assign to Employer all of Employee's right, title and interest in Inventions. Employee acknowledges and agrees that all Works are "works made for hire" under the United States copyright laws and that all ownership rights vest exclusively in Employer from the time each Work is created. Should a court of competent jurisdiction hold that a Work is not a "work made for hire," Employee agrees to assign and hereby assigns to Employer all of Employee's right, title and interest in the Work. In the event any Invention or Work may be construed to be non-assignable, Employee hereby grants to Employer a perpetual, royalty-free, non-exclusive license to make, use, sell, have made, and/or sublicense such non-assignable Invention or Work. Employee agrees to assist Employer to obtain and vest its title to all Inventions and Works, and any patent or copyright applications or patents or copyrights in any country, by executing all necessary or desirable documents, including applications for patent or copyright and assignments thereof, during and after employment, without charge to Employer, at the request and expense of Employer.

     d. Recordkeeping and Return of Confidential Information, Inventions and Works. Employee agrees to maintain regular records of all Inventions and Works developed or written while employed with Employer. Employee agrees to comply with any procedures disseminated by Employer with respect to such recordkeeping. Employee agrees to provide such records to Employer periodically and/or upon request by Employer. Employee agrees to return to Employer all Confidential Information, Inventions and Works in any tangible form, and copies thereof in the custody or possession of Employee, and all originals and copies of analyses, compilations, studies or documents pertaining to any Confidential Information, Inventions and Works, in whatever form or medium, upon a request by Employer, or upon termination of employment.

     e. Nonuse and Nondisclosure. Employee shall not, either during or after Employee's employment by Employer, disclose any Confidential Information, Inventions or Works to any other person or entity outside of Employer, or use any Confidential Information, Inventions or Works for any purpose without the prior written approval of an officer of Employer, except to the extent required to discharge Employee's duties assigned by Employer.

     f. Subsequent Employer Notice. During the term of Employee's employment with Employer, and for a period of one year thereafter or of any period in which the non-compete or non-solicitation obligation set forth herein applies, Employee agrees to identify to potential subsequent employer(s), partner(s) or business associate(s) Employee's obligations under this Agreement prior to committing to a position with the employer(s), partner(s), or business associate(s). Employee agrees that Employer may, at its discretion, provide a copy of Paragraph 5 of this Agreement to any of Employee's subsequent employer(s), partner(s), or business associate(s), and may notify any or all of them of Employee's obligations under this Agreement. For a period of one year after the term of Employee's employment by Employer, Employee agrees to give written notice to the Human Resources Department of Employer of the identity of any subsequent employer(s), partner(s), or business associate(s) of Employee.

     g. Remedies. Notwithstanding anything to the contrary herein, if Employee violates any provisions of this Paragraph 5, whether prior to, on or after the Deferral Period, then in addition to all other remedies available to Company, the Award shall be immediately forfeited to Company, or, if payment of Deferred Cash has been made, Employee shall promptly reimburse to Company the Deferred Cash; provided, however, that no consideration shall be paid by Company to Employee for the forfeiture of the Award or for the reimbursement. Employee agrees that the provisions of Paragraph 5 hereof are necessary for protection of the business of Company and that violation of such provisions is cause for termination of employment and would cause irreparable injury to Company not adequately remediable in damages. Employee agrees that any breach of its obligations under Paragraph 5 hereof shall, in addition to any other relief to which Company may be entitled, entitle the Company to temporary, preliminary and final injunctive relief against further breach of such obligations, along with attorneys' fees and other costs incurred by Company in connection with such action.

     h. Paragraph 5 Definitions. For purposes of Paragraph 5, the following terms have the meanings set forth below:

          i. "Employer" means any Company-related entity that has employed Employee, whether it be Company, a Subsidiary (as defined in Paragraph 3(g)), or an Affiliate (as defined in Paragraph 3(g)) and also for purposes of this Paragraph 5 including any entity in which Company has an direct or indirect equity interest of at least twenty-five percent (25%)).

          ii. "Confidential Information" means non-public information about Company, Subsidiaries and Affiliates, including without limitation:

               (a) inventions not disclosed to the public by Company, a Subsidiary or Affiliate, products, designs, prototypes, data, models, file formats, interface protocols, documentation, formulas, improvements, discoveries, methods, computer hardware, firmware and software, source code, object code, programming sequences, algorithms, flow charts, test results, program formats and other works of authorship relating to or used in the current or prospective business or operations of Company, Subsidiaries and Affiliates, all of which is Confidential Information, whether or not patentable or made on Employer premises or during normal working hours; and

               (b) business strategies, trade secrets, pending contracts, unannounced services and products, financial projections, customer lists, information about real estate Company, a Subsidiary or Affiliate is interested in acquiring, and non-public information about others obtained as a consequence of employment by Employer, including without limitation information about customers and their services and products, the account holders or shareholders of customers of Company, Subsidiaries and Affiliates, and associates, suppliers or competitors of Company, Subsidiaries and Affiliates.

          iii. "Inventions" mean all discoveries, improvements, and inventions relating to or used in the current or prospective business or operations of Company, Subsidiaries and Affiliates, whether or not patentable, which are created, made, conceived or reduced to practice by Employee or under Employee's direction or jointly with others during Employee's employment by Employer, whether or not during normal working hours or on the premises of Employer.

          iv. "Works" mean all original works fixed in a tangible medium of expression by Employee or under Employee's direction or jointly with others during Employee's employment by Employer, whether or not during normal working hours or on the premises of Employer, and relating to or used in the current or prospective business or operations of Employer.

     i. Survival. Employee's obligations in this Paragraph 5 shall survive and continue beyond the Deferral Period, beyond any forfeiture of the Award, and beyond any termination or expiration of the Agreement for any reason.

6. Committee Action on Non-Compete Obligation in View of Change in Control. Notwithstanding any provision of this Agreement to the contrary, if Company is contemplating a transaction (whether or not Company is a party to it) or monitoring an event that would cause Company to undergo a Change in Control, the Committee (as constituted before such Change in Control) may determine that the non-compete obligation set forth in Paragraph 5(a) hereof shall not apply to any period after termination of employment if such termination was on the date of a Change in Control or within eighteen (18) months subsequent to such date.

7.   Change in Control.

     a. Change in Control Events. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

          i. the "Incumbent Directors" (as defined in Paragraph 7(b)hereof) cease for any reason to constitute at least seventy-five percent (75%) of the directors of Company then serving;

          ii. any "person" (as such term is used in Paragraphs 13(d) and 14(d)(2) of the Exchange Act of 1934 ("Exchange Act")) other than Company or any majority-owned Subsidiary (as defined in Paragraph 7(b) hereof) of Company, or an employee benefit plan of the Company or of any majority-owned Subsidiary of Company shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of Company representing twenty percent (20%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of Company's then outstanding voting securities; provided, however, that a person's becoming such a beneficial owner shall not constitute a Change in Control if such person is party to an agreement that limits the ability of such person and its affiliates (as defined in Rule 12b-2 under the Exchange Act) to obtain and exercise control over the management and policies of Company;

          iii. a "Reorganization Transaction" (as defined in Paragraph 7(b)hereof) is consummated, other than a Reorganization Transaction which results in the "Voting Securities" (as defined in Paragraph 7(b) hereof) of Company outstanding immediately prior thereto continuing to represent
     (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after the Reorganization Transaction, if the voting rights of each Voting Security relative to the other Voting Securities were not altered in the Reorganization Transaction; or

          iv. the stockholders of Company approve a plan of complete liquidation of the Company, other than in connection with a Reorganization Transaction.

     Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to Employee if, in advance of such event, Employee agrees in writing that such event shall not constitute a Change in Control.

     b. Definitions.

     For purposes of the Paragraph 7(a), the following terms have the meanings set forth below:

          i. "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Company.

          ii. "Incumbent Directors" means (a) an individual who was a member of Company's Board of Directors (the "Board") on May 10, 2005, the "Effective Date" of the

     Plan; or (b) an individual whose election, or nomination for election by Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of the Board on such Effective Date; or (c) individuals whose election, or nomination for election by Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in
     (ii)(a) or (ii)(b) above; provided that no director whose election was in connection with a proposed transaction which, if consummated, would be a Change in Control shall be an Incumbent Director.

          iii. "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

          iv. "Related Party" means (a) a majority-owned Subsidiary of Company; or (b) an employee or group of employees of Company or of any majority-owned Subsidiary of Company; or (c) an employee benefit plan of Company or of any majority-owned Subsidiary of Company; or (d) a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportion as their ownership of the voting power of Voting Securities of Company.

          v. "Reorganization Transaction" means a merger, reorganization, consolidation, or similar transaction or a sale of all or substantially all of Company's assets other than any such sale which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by Company immediately prior to the sale.

          vi. "Subsidiary" means an Affiliate controlled by Company directly, or indirectly, through one or more intermediaries.

          vii. "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency

8.   General.

     a. No Employment Contract. Except to the extent the terms of any separate written employment contract between Employee and Company may expressly provide otherwise, Company shall be under no obligation to continue Employee's employment with Company for any period of specific duration and may terminate such employment at any time, for Cause or as a Termination Without Cause.

     b. Compliance With Certain Laws and Regulations. If the Committee determines that the consent or approval of any governmental regulatory body or that any action with respect to the Award is necessary or desirable in connection with the granting of the Award or the payment of the Deferred Cash, Employee shall supply Company with such representations and information as Company may request and shall otherwise cooperate with Company in obtaining any such approval or taking such action.

     c. Construction and No Waiver. Notwithstanding any provision of this Agreement, the granting of the Award, the restrictions thereon, and the payment of the Deferred Cash are subject to the provisions of the Plan and any procedures promulgated thereunder by the Committee or its delegate. The failure of Company in any instance to exercise any of its rights granted under this Agreement shall not constitute a waiver of any other rights that may arise under this Agreement.

     d. Notices. Any notice required to be given or delivered to Company under the terms of this Agreement shall be in writing and addressed to Company in care of its Corporate Secretary at its corporate offices, and such notice shall be deemed given only upon actual receipt by Company. Any notice required to be given or delivered to Employee shall be in writing and addressed to Employee at the address indicated below Employee's signature line on this Agreement or such other address specified in a written notice given by Employee to Company, and all such notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     e. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without reference to its principles of conflicts of law.

     f. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements or understandings between the parties relating thereto.

     g. Amendment. This Agreement may be amended in writing executed by both parties. This Agreement may also be amended, without prior notice to Employee and without Employee's consent, by the Committee in the event the Committee deems it necessary or appropriate to make such amendments for purposes of compliance with the American Jobs Creation Act of 2004 or regulations or guidance issued pursuant thereto, including Code Section 409A.

     h. Acknowledgement. The Award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated in this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning. By signing this Agreement, Employee accepts this award and acknowledges that the Award is subject to all the terms and provisions of the Plan and this Agreement. Employee further agrees to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan or this Agreement regarding any issues arising thereunder, including without limitation all decisions and interpretations related to Code Section 409A and regulations and guidance issued thereunder.

     This Agreement will not be deemed to be binding or effective until fully executed by both Employee and an authorized representative of Company as reflected on both signature pages attached hereto.

     IN WITNESS WHEREOF, Employee executed this Agreement as of the day and year first above written.

                                    EMPLOYEE


                                    -----------------------------------------
                                    (Employee signature)


                                    Print name:
                                               ------------------------------

                                    Print Address:
                                                  ---------------------------

                                                  ---------------------------

     IN WITNESS WHEREOF, DST Systems, Inc. has caused this Agreement to be executed on its behalf by and through its duly authorized officer as of the day and year first above written.


                               DST SYSTEMS, INC.


                               By:
                                  (Signature of authorized DST representative)